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                                                                    EXHIBIT 99.3

                                                                  CONFORMED COPY

                           STOCK PUT OPTION AGREEMENT

         STOCK PUT OPTION AGREEMENT, dated as of July 20, 2000 (the "Agreement"), between Penske Corporation, a Delaware corporation ("Penske"), and Detroit Diesel Corporation, a Delaware corporation ("DDC").

         WHEREAS, concurrently with the execution and delivery of this Agreement, DaimlerChrysler North America Holding Corporation, a Delaware corporation ("DCNA"), Diesel Project Development, Inc., a wholly owned subsidiary of DCNA (the "Purchaser"), and DDC are entering into an Agreement and Plan of Merger (the "Merger Agreement"), which provides, among other things, that the Purchaser, upon the terms and subject to the conditions thereof, will make a tender offer for all outstanding shares of common stock, par value $0.01 per share, of DDC, and thereafter the Purchaser will merge with and into DDC (the "Merger"); and

         WHEREAS, as a condition to their willingness to enter into the Merger Agreement, DCNA and the Purchaser have required that Penske agree, should DDC so elect following the Merger, to purchase 51% of the outstanding shares of capital stock of VM Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of DDC ("VMH"), upon the terms and subject to the conditions hereof; and

         WHEREAS, VMH is the legal and beneficial owner, directly or indirectly, of 100% of the capital stock of VM Motori S.p.A., an Italian corporation, and 99.9% of the outstanding quotas of Detroit Diesel Motores do Brasil, Ltda., a Brazilian limited liability company, and will at all times hereafter remain such; and

         WHEREAS, it is the intention of the parties to the Merger Agreement that they, together with Penske and DCNA's parent, DaimlerChrysler AG, will negotiate in good faith and otherwise use their best commercially reasonable efforts for a period of 180 days following the Merger in order to create a three-party joint venture to operate the engine business currently operated by VMH and its subsidiaries, in which Penske or one of its affiliates would have industrial leadership and which would include an affiliate of DaimlerChrysler AG and a third independent industrial partner;

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Penske and DDC agree as follows:

         1. Grant of Put Option. Following the Merger, upon the terms and subject to the conditions hereinafter set forth, DDC shall have the right, in its sole discretion, to require that Penske purchase 510 shares of common stock, par value $0.01 per share (the "VMH


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Common Stock"), of VMH (the "Put Shares"), representing 51% of the outstanding shares of VMH Common Stock (the "Put Option").

         2. Purchase Price. The Purchase Price of the Put Option shall be determined as follows:

                  (a) DDC shall include a proposed purchase price in the Exercise Notice, and DDC and Penske shall negotiate in good faith for not less than two weeks in an effort to arrive at a mutually agreeable purchase price.

                  (b) In the event that Penske and DDC are unable to agree upon a purchase price they shall jointly appoint an investment bank of international reputation which has no business, financial or other significant relationship with Penske or DCNA or any of their respective affiliates. The parties agree without intending to exclude other possibilities that Merrill Lynch & Co. Inc., Lazard Freres & Co. LLC and Lehman Brothers Inc. would be acceptable at the present time. The designated investment bank shall determine the purchase price within thirty days following receipt of all requested financial, business and other information necessary to support such determination. If Penske and DDC are unable to agree upon a joint designation of an investment banking firm within a two-week period, such designation shall be made by the International Chamber of Commerce sitting in Paris, France.

         3. Exercise of Option. If DDC wishes to exercise the Option, it shall send a written notice to Penske declaring that the Put Option is thereby exercised and that it is irrevocably contractually committed to sell the Put Shares to Penske, specifying the proposed Purchase Price to be paid by Penske for the Put Shares and fixing a date, time and location for the closing of the purchase (the "Closing"). The written notice shall be deemed a confirmation by DDC as of the date of such notice of all representations and warranties made by DDC hereunder. The date and time fixed for the Closing shall be postponed from time to time as necessary to accommodate the establishment of a Purchase Price in accordance with Section 2(b) and shall be not later than the fifth business day following the later of the final determination of the Purchase Price and the satisfaction of the conditions set forth in Section 4. The Put Option shall expire and be of no further force and effect on the date which is the 365th day following the merger of the Purchaser with and into DDC.

         4. Conditions to Exercise of Put Option. Penske's obligation to purchase and pay for the Put Shares at the Closing is subject to the following conditions:

                  (a) No statute, rule, regulation, executive order, decree, ruling or permanent injunction have been enacted, entered, promulgated or enforced by any governmental entity which prohibits the exercise of the Put Option substantially on the terms contemplated hereby or has the effect of making the acquisition of the Put Shares by Penske illegal;


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                  (b) All waiting periods under the Hart-Scott-Rodino Antitrust
Improvements Act of 1976 (the "HSR Act") and the European Union merger control regulations applicable to the purchase of the Put Shares by Penske shall have expired or been terminated; and

                  (c) The Merger shall have been consummated and at least 180 days shall have elapsed following the Effective Time (as defined in the Merger Agreement).

         5. Put Option Closing. At the Closing, DDC will deliver to Penske a certificate or certificates representing the Put Shares in the denominations designated by Penske in writing at least three business days prior to the Closing, and Penske will purchase such Shares from DDC at the Purchase Price. Payment by Penske to DDC of the Purchase Price shall be by wire transfer of immediately available funds to a bank account designated in writing by DDC at least three business days prior to Closing.

         6. Representations and Warranties of DDC. DDC hereby represents and warrants to Penske as follows: DDC has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of DDC and no other corporate proceedings on the part of DDC are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by DDC and, assuming this Agreement constitutes a valid and binding agreement of Penske, constitutes a valid and binding agreement of DDC, enforceable against DDC in accordance with its terms. The Put Shares are fully paid and nonassessable and are free and clear of any lien or encumbrance. Information regarding VMH provided by or on behalf of DDC to Penske does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such information in light of the circumstances in which it was provided not misleading.

         7. Representations and Warranties of Penske. Penske hereby represents and warrants to DDC as follows: Penske has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Penske and no other corporate proceedings on the part of Penske are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Penske and, assuming this Agreement constitutes a valid and binding agreement of DDC, constitutes a valid and binding agreement of Penske, enforceable against Penske in accordance with its terms.

         8. Further Assurances. DDC and Penske will execute and deliver all such further documents and instruments and take all such further action as may be necessary in


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order to consummate the transactions contemplated hereby.

        9. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable.

         10. Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 10:

                  To DDC:

                           Detroit Diesel Corporation
                           13400 Outer Drive West
                           Detroit, Michigan 48239-4001
                           Attention: John  F. Farmer
                           Telecopy:  313-592-7664

                  with a copy to:

                           DaimlerChrysler North America Holding Corporation 100 Chrysler Drive
                           Auburn Hills, Michigan 48326
                           USA
                           Attention:  President

                  copy to:

                           DaimlerChrysler AG
                           70546 Stuttgart
                           Germany
                           Attention: Arne Anderson
                           Telecopy:  011-49-711-17-58190

                  copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036-6522
                           Attention:  J. Michael Schell, Esq.
                                          Margaret L. Wolff, Esq.
                           Telecopy:  (212) 735-2000



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                  To Penske:
                           Penske Corporation
                           13400 Outer Drive West
                           Detroit, Michigan 48239-4001
                           Attention:  Robert Kurnick, Jr.
                           Telecopy:  313-592-7124

         11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall be one and the same document.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the States of Delaware, without giving effect to the choice of law doctrine thereof.






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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered as of the date first above written.


                               PENSKE CORPORATION


                               By:  /s/ Roger Penske
                                    ---------------------------------------
                                    Name:  Roger Penske
                                    Title: Chief Executive Officer


                               DETROIT DIESEL CORPORATION


                               By:  /s/ Charles G. McClure
                                    ---------------------------------------
                                    Name:  Charles G. McClure
                                    Title: President and Chief Executive Officer